                                                                    EXHIBIT 10.9

              RESOLUTION OF JACKSON COUNTY PORT AUTHORITY BOARD OF
                    COMMISSIONERS REGARDING HAM MARINE, INC.


     WHEREAS, the mission statement of the Jackson County Port Authority is "to acquire, develop and manage assets as necessary to build and sustain a world-class, multi-use industrial port; and to encourage and support private investment In Jackson County by industries which provide, serve, or are dependent on water transportation"; and

     WHEREAS, HAM Marine is an existing maritime industry dependent on water transportation which provides a substantial economic impact to Jackson County; and

     WHEREAS, it is understood that the Port and Ham Marine are working diligently toward the expansion of Ham Marine's operations through the construction of an additional drill rig repair, modification, and construction facility on Greenwood Island in the Port's Bayou Casotte Harbor; and

     WHEREAS, the Terminal D lease is entered into for the sole purpose of providing HAM Marine with an area to accommodate increased business on an interim basis with the full expectation of continued progress toward the construction of the expanded facility on Greenwood Island; and

     WHEREAS, the Jackson County Port Authority's primary interest in leasing Terminal D is to support a local industry, promote industrial development of the port, to efficiently operate the leased facilities without adversely impacting the business of other Port tenants, and provide jobs for the citizens of Jackson County; and

     WHEREAS, the Port recognizes Ham's critical need for additional waterfront and adjacent acreage to accommodate customers targeted for the expanded facility and thereby immediately creating additional skilled jobs for Jackson County residents;

     THEREFORE BE IT RESOLVED that the Port does hereby agree to enter into said lease agreement with HAM Marine for the Terminal D facility for a period not to exceed two (2) years.

     The motion to approve the foregoing resolution was made by Commissioner _________________________________, seconded by Commissioner
_______________________________________, and the following vote was recorded:


     Commissioner Brown          ---------

     Commissioner Colmar         ---------

     Commissioner Easley         ---------

     Commissioner Engle          ---------

     Commissioner McCool         ---------

     Commissioner Miller         ---------

     Commissioner Stallworth     ---------

     Commissioner Persons        Presiding
                                 ---------

     RESOLVED, this _____________, day of December, 1996.

ATTEST:


------------------------------------
State Stallworth, Sr., Secretary

STATE OF MISSISSIPPI

COUNTY OF JACKSON

                                 LEASE CONTRACT


     This LEASE CONTRACT made and entered into on this the _____________ day of January, 1997.

                                    BETWEEN

     THE JACKSON COUNTY PORT AUTHORITY, an agency of Jackson County, Mississippi, created under Chapter 199, Laws of Mississippi, 1956, and the BOARD OF SUPERVISORS of Jackson County, Mississippi, acting jointly, hereinafter collectively referred to as "PORT", and

     HAM MARINE, INC., 3500 Port Road, Pascagoula, Mississippi 39567, a corporation organized and existing under the laws of the State of Mississippi, hereinafter referred to as "HMI";

                                   WITNESSETH

     WHEREAS, PORT,, under the terms of a contract with the State of Mississippi, through the Mississippi Board of Economic Development, as provided for in Chapter 365, Laws of Mississippi, 1958, secured funds through the issuance of bonds for the building of certain port facilities herein referred to generally as the Port; the Port includes the real property together with improvements, equipment and personal property, described in Appendix "A". The properties described in Appendix "A" are generally known as Terminals "D-1" and "D-2" of the Port and are herein referred to as the Facilities; and

     WHEREAS, it is recognized that the PORT and HMI are working in good faith to develop a permanent drill rig repair, modification and construction facility on Greenwood Island, this Lease is to provide HMI with an area to accommodate increased business on an interim basis and this Lease is entered into with the expectation of continued progress toward the construction of a permanent facility on Greenwood Island; and

                                      (1)

     WHEREAS, PORT's primary interest in this Lease is to support a local industry and promote industrial development for the Port and to efficiently operate the leased Facilities without adversely impacting the business of other PORT tenants; and

     WHEREAS, PORT is the owner of the leased premises, and is the Lessor under the Lease Contract. HMI is the Lessee under the Lease Contract. This is the sole relationship between PORT and HMI; and

     NOW THEREFORE, in consideration of the mutual covenants and undertakings of the parties hereto, PORT leases to HMI the Facilities on the terms and conditions and for the periods hereinafter set forth:

     1. DESCRIPTION: The leased property, both real and personal, covered by this Lease Contract is fully described in detail in Appendix "A", which is attached hereto and made a part hereof, and is herein referred to as the Facilities.

     2. TERM: The term under this Lease Contract shall be for two (2) years and shall commence upon execution of this Lease by all parties and receipt by PORT of the first years rental payment. This lease contains no provisions for renewal or extension beyond the two (2) year lease term.

     3. RENTAL: For and in consideration of the Lease and the privileges herein granted, HMI agrees to pay to PORT during the term of the agreement, in lieu of all dockage, storage, and wharfage charges the following Rental Charges:

     (a) First year rental of $500,000.00 payable at the time this lease is executed.

     (b) Second year rental of $500,000.00, payable on or before the first day of the second year rental period.

     4.  ACCEPTANCE OF FACILITY:   Prior to HMI occupying Facilities, HMI and
PORT shall conduct a joint inspection of Facilities. A condition report detailing the overall condition of the Facilities and all deficiencies shall be signed by both parties and attached to this Lease. This

                                      (2)
condition report shall serve as the basis for the acceptable condition of the facilities when returned to PORT at the and or termination of this Lease.

     5. TARIFF CHARGES: The PORT shall collect for its own account all Tariff charges other than those as described in Section 3 of this lease, including harbormaster fees, water and other services provided by it to HMI.

     6. UTILITIES: HMI shall be responsible for its electrical service, sanitary facilities, water, and gas on the leased premises and shall make the necessary arrangements for separate metering and pay the costs incidental thereto.

     7.  PORT WARRANTS AND REPRESENTS:

     (a) That PORT has good fee simple title to all of the Facilities, both real and personal.

     (b) That the wharf and foundation of the Facilities are, at the time of execution of this Lease contract, in good repair.

     (c) That the channel from the Gulf of Mexico into the Pascagoula Harbor, the approach channel and turning basin are a federally maintained project depth of thirty-eight (38) feet.

     8. ENFORCEMENT OF RULES AND REGULATIONS: It is understood and agreed by HMI that PORT reserves the right to enforce local, federal and state laws, rules and regulations concerning the use of the harbor, channel, waterways, etc. HMI shall at all times grant, bona fide representatives of PORT free access to the Facilities.

     9. QUIET ENJOYMENT: PORT grants to HMI quiet enjoyment of the Facilities for the term of this Lease Contract, and, provided that HMI maintains payments herein set forth, grants to HMI the exclusive right to use the Facilities at all times. PORT and HMI recognize that situations might possibly arise in which wharf space might be inadequate for all vessels, and agrees that in such case, HMI and PORT shall work together to minimize the impact of such situations. HMI agrees to allow vessels calling PORT public facilities to encroach onto the leased wharf facilities provided that such an encroachment onto the leased facilities does not interfere with HMIs operations.

                                      (3)

     PORT retains the right to use the mooring bollards on the leased Facilities, to the extent that such use does not interfere with HMIs operations.

     10. USE OF PREMISES: The Facilities are to be used by HMI solely as a waterfront drill rig repair and modification facility and for associated purposes. Operation of the premises as a cargo facility is not intended and is specifically excepted.

     11. DISRUPTION TO OTHER PORT TENANTS: HMI shall conduct operations in such a manner as to not interfere with cargo operations at adjacent facilities. Upon request by PORT, HMI shall immediately cease all blasting, spraying, or other activities which are determined by PORT to be detrimental to cargo activities. HMI agrees to moor vessels at the northern most end of the Facility as practical in such a manner to have the least impact on cargo vessels working at adjacent terminals.

     PORT shall at all times have full use of, and access to, all rail lines servicing PORTs public facilities.

     12. ACCESS TO FACILITY: HMIs primary access to the Facilities shall be through PORTS northern most gate and HMIs adjacent facility. Limited access shall be made available through PORTs other gates provided that such access does not interfere with other PORT operations.

     13.  INSURANCE AGAINST PERSONAL INJURY AND PROPERTY DAMAGE:

     (a) HMI shall provide, at its own expense, liability insurance in the minimum amount of $5,000,000.00 coverage with an insurance agency agreeable to the PORT, which policy shall protect the PORT and HMI from any claims for damages arising out of any alleged accident or occurrence on the above described property.

     (b) Both the PORT and HMI shall be listed as named insureds as their interests may appear, on the property damage policy. Loss, if any, shall be adjusted with and payable solely to the PORT as to PORT property.

     (c) PORT should be shown as "additional insured" on HMI's liability policies.


                                      (4)

     (d) HMI's Workmen's Compensation insurance policy should be endorsed to provide a "waiver of subrogation" in favor of PORT.

     (e) PORT shall insure the Facilities at its expense against fire and extended coverage hazards. HMI shall insure all equipment and materials handled through the Facilities against fire, explosion and extended coverage hazards.
In the event HMIs use of Facilities cause an increase in PORT's insurance premiums on the Facilities, the cost of such increase in premiums shall be paid by HMI, or HMI shall have the option to meet PORTs additional requirements.

     (f) The parties hereto agree to maintain and keep in force, fire and extended coverage insurance to the extent of their respective interest on the demised premises and the building of which the demised premises are a part and personal property, fixtures and equipment located thereon or therein, said insurance containing, or to contain, a provision that any release from liability granted to any person prior to loss shall not invalidate said insurance; and each party hereby agrees that it will not make any claim against, or seek to recover from the other for any loss or damage to its property or the property of others, covered by such fire and extended coverage insurance, whether or not such loss or damage shall have been due to the negligence of either party, its agents or employees.

     14. INDEMNIFICATION: HMI agrees to release, indemnify and save harmless the PORT and its assigns, agents and employees, from and against any and all loss of, or damage to property, or injury tor or death of, any person or persons, including property and employees and agents of HMI or its assigns, and from any and all claims, damages, suits, costs (including legal fees), expense, liability, actions or proceedings of any kind or nature whatsoever of or by anyone whomsoever, any way resulting from damage to property or injury to or death of persons, and arising out of HMI's use of the promises.

     15. MODIFICATIONS/ALTERATIONS TO FACILITIES: HMI may, at is discretion, place removable or portable equipment on the leased premises and shall be entitled to remove the same at any time, provided the installation or use of such removable or portable equipment does not require modification of Facilities, damage the premises, or endanger in any way the structural

                                      (5)
integrity of the Facilities. HMI shall not make any structural modifications or alterations to Facilities without prior written approval of PORT. Upon termination of this Lease Contract, HMI shall have the right and may be required in writing by PORT, to remove any and all equipment, machinery and appliances which remain the property of HMI or of HMI's agents or assignees, placed by HMI or HMI's agents on the Facilities. Such removal shall be completed within thirty (30) days after the termination of this Lease and the receipt of notice in writing to remove. HM covenants and agrees to surrender the Facilities to the PORT at the end of the term hereof or upon prior termination thereof in accordance with the provisions of this Lease Contract, said Facilities to be surrendered in as good order and condition as when received, with the exception of any loss or damage by fire or other casualty or event beyond the control of HMI or which is insured against any PORT, as provided herein. Also, upon such termination, HMI shall remove all trash, plus stocks of materials, supplies, tools, etc., belonging to HMI or HMI's agents, and shall leave the site in good condition.

     16. MAINTENANCE OF FACILITIES: PORT assumes full responsibility for the structural integrity of the Facilities infrastructure (viz, the wharf and foundations) and shall be responsible for all major structural repairs thereto. HMI shall make all repairs and perform all other work necessary on the building and to the interior of the promises to keep them in the condition required for HMI's use and occupancy.

     Nothing contained herein shall relieve HMI from its responsibility to effect repairs at its own expense for damage to any structure, exterior or interior, resulting from its use of, and operations at, Facilities. HMI shall, at its sole cost and expense during the entire term of the Lease, keep the demised premises and the improvements thereon in a neat and orderly appearance without accumulation of debris or trash. PORT shall keep the berth adjacent to the demised premises dredged to a sufficient depth for use in general ocean-going cargo service. PORT shall have access at all times to any part of the demised promises for purposes of inspection and for the purpose of fulfilling its obligations set forth herein. It is recognized that dredging of leased facilities will be required once, in conjunction with the federal maintenance cycle, within the two year lease period. HMI agrees to provide PORT with access to the wharf areas to conduct dredging. PORT shall work with HMI to minimize the impact of dredging on HMIs operations.

                                      (6)

     17. ASSIGNABILITY: This Lease Contract and all of the terms and conditions, shall inure to and be binding upon the parties hereto and their respective successors. HMI shall not have the right to assign or sublet this agreement.

     18. DESTRUCTION OF FACILITIES: In the event of the total destruction of the Facilities, or in the event that the Facilities are damaged to such an extent as to render them inoperative for the purposes of this Lease and agreement, either party hereto may terminate this Lease by giving written notice thereof to the other party, and the rental shall be paid only to the time of such termination and any rental paid in advance beyond the date of such termination shall be returned by PORT to HMI, on demand.

     If the Facilities, or any substantial part thereof, shall be appropriated and HMI's use denied by virtue of eminent domain or condemnation proceeding, or sold under threat thereof, HMI shall have the right to terminate this Lease and agreement upon written notice to PORT, and rental shall be paid only to the time when HMI surrenders possession of the premises, or HMI, in the event of partial appropriation as aforesaid, may elect to continue in possession of that part of the demised premises not so appropriated, under the same terms and conditions hereof, except that in such case HMI shall be entitled to an equitable reduction in the rental payable hereunder. Any unearned rental paid in advance beyond such time shall be returned by PORT to HMI, on demand.

     19. DEFAULT: In the event of any major default or any material terms or conditions of this Lease contract, the other party shall have the right to terminate this Lease contract without releasing the defaulting party from any damages or monetary obligations, if any such default is not cured or corrected within a period of sixty (60) days after written notice to the defaulting party by the other party, describing in detail the default. If any such default cannot be fully cured or corrected within such sixty (60) day period, the defaulting party shall have the right to complete such cure or correction after the expiration of such sixty (60) day period, if within such sixty (60) day period, the defaulting party has commenced procedures to accomplish the cure or correction and thereafter, in good faith, diligently prosecutor the cure or correction to completion.

                                      (7)

     In the event of HMIs uncured or uncorrected major default PORT shall be entitled to recover all reasonable costs, attorney fees, and expenses reasonably necessary to enforce the provisions of the lease and to make Port whole.

     In the event of PORT's failure to cure or correct any major default of PORT's obligations under this Lease Contract after proper written notice by HMI, PORT agrees that HMI may terminate this Lease Contract without further liability to PORT for any further rents, holding PORT liable for all reasonable damages suffered by HMI. If HMI does not so terminate this Lease Contract, PORT agrees that HMI may require it to specifically perform its obligations under this Lease Contract, or that HMI may recover damages against PORT for its uncured default, which damages shall include such monies as may be reasonably necessary to affect a cure of PORT's default.

     20. CANCELLATION/TERMINATION: This Lease Contract may be canceled and terminated by HMI as a result of any one of the following conditions:

     In the event that the State of Mississippi or PORT, or any agency which either has created, shall create a condition by official action which would substantially affect HMI's operation of the Facilities to its detriment then HMI may exercise its right to terminate this Lease Contract under this sub-paragraph by giving PORT not less than thirty (30) days prior written notice for any conditions created by PORT, or any PORT agency, or by giving PORT not less than sixty (60) days prior written notice for any conditions created by the State of Mississippi or any state agency, which shall fix the termination date, after which HMI shall be discharged from all further obligations under this Lease Contract, including but not limited to the payment of all rent.

     This Lease may be canceled and terminated by PORT at the and of the first one year period unless substantial progress is made for the development of a permanent facility by HMI on Greenwood Island. In the event that PORT elects to terminate this Lease agreement, PORT shall provide HMI with thirty (30) days written notice of intent to cancel and PORT shall prorate and refund the unearned Portion of HMIs rental payment.

                                      (8)

     In the event either party elects to terminate this Lease Contract under any provision hereof, PORT agrees to allow HMI sufficient time to execute and complete all open commitments that are scheduled at the time of the notice of termination. The period of time to be allowed by PORT shall be mutually agreed in writing between PORT and HMI, but shall not exceed ninety (90) days from the date of the giving of such termination notice.

     20. OBLIGATIONS: Delay in, or failure to, carry out the obligations imposed upon by either party to this Lease Contract shall not be deemed breaches of the Lease Contract, if such delay or failure results from fire, explosion, labor disputes, casualties or accidents, lack or failure of transportation facilities, epidemics, cyclones, flood, drought, lack or failure of other parties to perform work or supply labor, materials or utilities as required by this Lease Contract, or by reason of war, declared or undeclared revolution, civil commotion, acts of public enemies, blockade or embargo, or by reason of any law, proclamation, regulation, ordinance, demand or reason of any government, or any reason of any other cause whatsoever, whether similar or dissimilar to those enumerated, beyond the control of the parties involved. Each party agrees to use reasonable diligence in attempting to remove any such cause.

     22. ENVIRONMENTAL CLAUSE: Since HMI will be in control of the Facilities during the term of the Lease, it is agreed that it will be HMI's responsibility to operate the Facilities in an environmentally sound manner and lessee must comply with all environmental laws and regulations including Title 49 of the Code of Federal Regulations (CFR).

     If HMI or its agents causes, or allows, or permits the discharge or release of hazardous waste and/or materials in violation of any federal, state or local law, and that discharge or release results in present or future damage to the environment, property or port area, HMI shall notify PORT and shall, at its sole expense, remediate the promises in accordance with acceptable engineering, scientific and construction principles and practices, and in accordance with existing laws and regulations. HMI shall also hold harmless and indemnify PORT for any and all obligations imposed upon PORT by any regulating agency charged by law with environmental protection or any claims of damages made by others as a result of actions conducted pursuant to this Lease including costs,

                                      (9)
tests, attorney fees, and expenses incurred by PORT. Nothing herein shall detract from or diminish any rights which HMI may have against third parties.

     23. ENTIRE AGREEMENT: This contract constitutes the entire agreement between the parties hereto, and there are no understandings, representations or warranties of any kind, expressed or implied, which are not expressly set forth herein.

     24. BINDING CONTRACT: This Contract shall bind and inure to the benefit of the successors of the respective parties hereto.

     25. NOTICES: Any notice given under this contract shall be in writing and transmitted by registered or certified mail, or by telegraph or messenger, addressed to the party to which the notice is given, at its address shown below or at such other address as the addressee shall have theretofore furnished, in writing, to the other party, and shall be deemed to have been given when sent. Until changed, the respective addresses of the parties shall be:

                            PORT:

                                 JACKSON COUNTY PORT AUTHORITY
                                 c/o Port Director
                                 Post Office Box 70
                                 Pascagoula, MS  39567-0070

                            HMI:

                                 HAM MARINE, INC.
                                 Post Office Box 43
                                 Pascagoula, MS  39568-0043

     26. GOVERNING LAWS: The validity, operation and performance of this Contract shall be governed and controlled by the laws of the State of Mississippi, and its terms shall be construed and interpreted in accordance with said laws.

     27. INVALID TERMS: If any term, condition, or other provision of this Contract shall be held invalid or unenforceable to any extent, no remaining term, condition or other provision

                                     (10)
hereof shall be affected thereby, but any and all other remaining terms, conditions, and other provisions hereof shall be valid and be enforced to the fullest permitted by law.



  IN WITNESS WHEREOF, the parties hereto have executed this Contract by signature of their respective officers thereunto duly constituted on this the _______________ day of December, 1996.

ATTEST:                          JACKSON COUNTY PORT AUTHORITY


___________________________      By:__________________________
State Stallworth, Secretary         Charles Persons, President


ATTEST:                          BOARD OF SUPERVISORS OF
                                 JACKSON COUNTY, MISSISSIPPI


___________________________      By:__________________________
Lynn Presley, Clerk                 Larry Lee
                                    President


APPROVED BY:                     HAM MARINE, INC.



___________________________      By:__________________________
Mississippi Board of                J. L. Holloway, President
Economic Development



                                     (11)